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                                                                      Exhibit 23



To the Board of Directors and Stockholders
Key Energy Services, Inc. (formerly Key Energy Group, Inc.):

     We consent to incorporation by reference in the registration statement
No. 333-46733 on Form S-8, registration statement No. 333-67667 on Form S-4 and registration statements No. 333-01777, No. 333-24497, No. 333-24499,
No. 333-43115, No. 333-43779, No. 333-44677, 333-67665 and 333-79851 on
Forms S-3 and the registration statement No. 333-67667 on Form S-4 of Key Energy Services, Inc. and Subsidiaries of our report dated September 22, 1999, relating to the consolidated balance sheets of Key Energy Services, Inc. and Subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders' equity for each of the years in the three-year period ended June 30, 1999, which report appears in the June 30, 1999 annual report on Form 10-K of Key Energy Services, Inc. and Subsidiaries.


                                            KPMG LLP


Midland, Texas
September 22, 1999